                                                                               .
                                                                               .
                                                                               .

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                      CONSOLIDATED STATEMENTS OF EARNINGS

                        EDO CORPORATION AND SUBSIDIARIES

                                                                      YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------
                                                                 2002           2001           2000
                                                              -----------    -----------    -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONTINUING OPERATIONS:
  NET SALES.................................................   $328,876       $259,961       $206,822
                                                               --------       --------       --------
  COSTS AND EXPENSES
    Cost of sales...........................................    240,850        189,733        151,512
    Selling, general and administrative.....................     47,584         34,013         29,205
    Research and development................................      8,492          8,750          5,371
    Write-off of purchased in-process research and
       development and merger-related costs.................        567          1,318         11,495
    Defined benefit pension plan curtailment loss...........      1,998             --             --
    Post-retirement curtailment gain........................         --           (929)            --
                                                               --------       --------       --------
                                                                299,491        232,885        197,583
                                                               --------       --------       --------
  OPERATING EARNINGS........................................     29,385         27,076          9,239
  NON-OPERATING INCOME (EXPENSE)
    Interest income.........................................      1,729            915          1,881
    Interest expense........................................     (6,685)        (3,131)        (4,319)
    Other, net..............................................        (95)          (971)          (216)
                                                               --------       --------       --------
                                                                 (5,051)        (3,187)        (2,654)
                                                               --------       --------       --------
    Earnings from continuing operations before income taxes
       and cumulative effect of a change in accounting
       principle............................................     24,334         23,889          6,585
    Income tax expense......................................    (10,342)        (9,210)        (5,264)
                                                               --------       --------       --------
  EARNINGS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE
    EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE..............     13,992         14,679          1,321
DISCONTINUED OPERATIONS:
    Gain from discontinued satellite products business, net
       of tax...............................................         --            273             --
                                                               --------       --------       --------
  EARNINGS FROM DISCONTINUED OPERATIONS.....................         --            273             --
                                                               --------       --------       --------
EARNINGS BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE.................................................     13,992         14,952          1,321
Cumulative effect of a change in accounting principle, net
  of tax of $790............................................     (3,363)            --             --
Dividends on preferred shares...............................         --            194            881
                                                               --------       --------       --------
NET EARNINGS AVAILABLE FOR COMMON SHARES....................   $ 10,629       $ 14,758       $    440
                                                               --------       --------       --------
EARNINGS (LOSS) PER COMMON SHARE:
  Basic:
    Continuing operations...................................   $   0.62       $   1.14       $   0.05
    Discontinued operations.................................         --           0.02             --
                                                               --------       --------       --------
                                                               $   0.62       $   1.16       $   0.05
                                                               --------       --------       --------
  Diluted:
    Continuing operations...................................   $   0.61       $   1.09       $   0.05
    Discontinued operations.................................         --           0.02             --
                                                               --------       --------       --------
                                                               $   0.61       $   1.11       $   0.05
                                                               ========       ========       ========
UNAUDITED PRO FORMA AMOUNTS ASSUMING RETROACTIVE EFFECT OF A
  CHANGE IN ACCOUNTING PRINCIPLE:
  Net Earnings Available for Common Shares..................         --       $ 15,329       $    933
  Basic Net Earnings per Common Share.......................         --       $   1.18       $   0.10
  Diluted Net Earnings per Common Share.....................         --       $   1.13       $   0.10
                                                               ========       ========       ========

          See accompanying Notes to Consolidated Financial Statements.

                          CONSOLIDATED BALANCE SHEETS

                        EDO CORPORATION AND SUBSIDIARIES

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2002         2001
                                                              ---------    ---------
                                                              (IN THOUSANDS, EXCEPT
                                                               SHARE AND PER SHARE
                                                                     AMOUNTS)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $132,320     $ 57,841
  Restricted cash...........................................    27,347           --
  Marketable securities.....................................       193          190
  Accounts receivable, net..................................   100,594       83,407
  Inventories...............................................    32,406       22,937
  Deferred income tax asset, net............................     3,222        3,018
  Prepayments and other.....................................     3,133        2,346
                                                              --------     --------
     Total current assets...................................   299,215      169,739
                                                              --------     --------
Property, plant and equipment, net..........................    64,472       62,255
Notes receivable............................................     2,556        2,910
Goodwill....................................................    61,352       22,874
Other intangible assets.....................................    11,867          325
Deferred income tax asset, net..............................    20,439        2,553
Other assets................................................    21,673       24,974
                                                              --------     --------
                                                              $481,574     $285,630
                                                              ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 19,108     $ 12,743
  Accrued liabilities.......................................    55,448       34,654
  Contract advances and deposits............................    20,277       16,702
  Current portion of note payable...........................        --          463
                                                              --------     --------
     Total current liabilities..............................    94,833       64,562
                                                              --------     --------
Long-term debt..............................................   137,800           --
Post-retirement benefits obligations........................    78,643       44,675
Environmental obligation....................................     2,025        1,895
Shareholders' equity:
  Preferred shares, par value $1 per share, authorized
     500,000 shares.........................................        --           --
  Common shares, par value $1 per share, authorized
     50,000,000 shares in 2002; 19,790,477 issued in 2002
     and 2001...............................................    19,790       19,790
  Additional paid-in capital................................   147,091      143,747
  Retained earnings.........................................    56,325       47,744
  Accumulated other comprehensive loss, net of income tax
     benefit................................................   (33,899)     (13,385)
  Treasury shares at cost (94,322 shares in 2002 and 182,459
     shares in 2001)........................................    (1,321)      (2,461)
  Unearned Employee Stock Ownership Plan shares.............   (18,541)     (19,792)
  Deferred compensation under Long-Term Incentive Plan......      (579)        (300)
  Management group receivables..............................      (593)        (845)
                                                              --------     --------
     Total shareholders' equity.............................   168,273      174,498
                                                              --------     --------
                                                              $481,574     $285,630
                                                              ========     ========

          See accompanying Notes to Consolidated Financial Statements.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                        EDO CORPORATION AND SUBSIDIARIES

                                                      YEARS ENDED DECEMBER 31,
                                      ---------------------------------------------------------
                                            2002                2001                2000
                                      -----------------   -----------------   -----------------
                                       AMOUNT    SHARES    AMOUNT    SHARES    AMOUNT    SHARES
                                      --------   ------   --------   ------   --------   ------
                                                           (IN THOUSANDS)
PREFERRED SHARES
  Balance at beginning of year......  $     --       --   $     49       49   $     57       57
  Shares converted to common
     shares.........................        --       --        (49)     (49)        (8)      (8)
                                      --------   ------   --------   ------   --------   ------
  Balance at end of year............        --       --         --       --         49       49
                                      --------   ------   --------   ------   --------   ------
COMMON SHARES
  Balance at beginning of year......    19,790   19,790     15,007   15,007      8,454    8,454
  Shares issued for purchase of AIL
     Technologies, Inc..............        --       --         --       --      6,553    6,553
  Conversion of preferred shares to
     common shares..................        --       --      1,067    1,067         --       --
  Sale of stock in public
     offering.......................        --       --      3,716    3,716         --       --
                                      --------   ------   --------   ------   --------   ------
  Balance at end of year............    19,790   19,790     19,790   19,790     15,007   15,007
                                      --------   ------   --------   ------   --------   ------
ADDITIONAL PAID-IN CAPITAL
  Balance at beginning of year......   143,747              58,614              28,483
  Exercise of stock options.........      (466)             (2,405)               (183)
  Income tax benefit related to
     stock options and Long-Term
     Incentive Plan.................       713               1,118                  42
  Shares used for payment of
     directors' fees................        64                  35                (125)
  Purchase of AIL Technologies,
     Inc............................        --                  --              33,733
  Shares used for Long-Term
     Incentive Plan.................       241                 (73)               (432)
  Conversion of preferred shares to
     common shares..................        --              (1,018)             (3,227)
  Conversion of subordinated
     debentures.....................        --               8,525                  --
  Sale of stock in public
     offering.......................        --              77,775                  --
  Compensation expense on
     accelerated options............        --                 276                  --
  Employee Stock Ownership Plan
     shares committed-to-be-
     released.......................     2,792                 900                 323
                                      --------            --------            --------
  Balance at end of year............   147,091             143,747              58,614
                                      --------            --------            --------

                        EDO CORPORATION AND SUBSIDIARIES

                                                      YEARS ENDED DECEMBER 31,
                                      ---------------------------------------------------------
                                            2002                2001                2000
                                      -----------------   -----------------   -----------------
                                       AMOUNT    SHARES    AMOUNT    SHARES    AMOUNT    SHARES
                                      --------   ------   --------   ------   --------   ------
                                                           (IN THOUSANDS)
RETAINED EARNINGS
  Balance at beginning of year......    47,744              34,803              35,667
  Net earnings......................    10,629              14,952               1,321
  Common share dividends (12 cents
     per share).....................    (2,048)             (1,840)             (1,428)
  Dividends on preferred shares.....        --                (194)               (881)
  Tax benefit on unallocated
     preferred share dividends......        --                  23                 124
                                      --------            --------            --------
  Balance at end of year............    56,325              47,744              34,803
                                      --------            --------            --------
ACCUMULATED OTHER COMPREHENSIVE LOSS
  Balance at beginning of year......   (13,385)                (61)               (255)
  Unrealized gain on marketable
     securities, net of tax.........        --                  61                 194
  Unrealized gain on foreign
     currency.......................        86                  --                  --
  Additional minimum pension
     liability, net of tax..........   (20,600)            (13,385)                 --
                                      --------            --------            --------
  Balance at end of year............   (33,899)            (13,385)                (61)
                                      --------            --------            --------
TREASURY SHARES AT COST
  Balance at beginning of year......    (2,461)    (182)   (19,388)  (1,370)   (23,967)  (1,694)
  Shares used for exercise of stock
     options........................       952       69      4,297      314        280       20
  Shares used for payment of
     directors' fees................        78        6        122        9        251       18
  Shares used for (repurchased from)
     Long-Term Incentive Plan.......       110       13        (63)      (6)       813       57
  Shares used for conversion of
     preferred shares...............        --       --         --       --      3,235      229
  Shares used for conversion of
     subordinated debentures........        --       --     13,591    1,005         --       --
  Repurchase of Employee Stock
     Ownership Plan shares..........        --       --     (1,020)    (134)        --       --
                                      --------   ------   --------   ------   --------   ------
  Balance at end of year............    (1,321)     (94)    (2,461)    (182)   (19,388)  (1,370)
                                      --------   ------   --------   ------   --------   ------
EMPLOYEE STOCK OWNERSHIP TRUST LOAN
  OBLIGATION
  Balance at beginning of year......        --              (5,781)             (7,429)
  Repayments made during year.......        --                 890               1,648
  Restructuring of EDO Employee
     Stock Ownership Plan...........        --               4,891                  --
                                      --------            --------            --------
  Balance at end of year............        --                  --              (5,781)
                                      --------            --------            --------

                        EDO CORPORATION AND SUBSIDIARIES

                                                      YEARS ENDED DECEMBER 31,
                                      ---------------------------------------------------------
                                            2002                2001                2000
                                      -----------------   -----------------   -----------------
                                       AMOUNT    SHARES    AMOUNT    SHARES    AMOUNT    SHARES
                                      --------   ------   --------   ------   --------   ------
                                                           (IN THOUSANDS)
DEFERRED COMPENSATION UNDER LONG-
  TERM INCENTIVE PLAN
  Balance at beginning of year......      (300)               (423)               (769)
  Shares used for Long-Term
     Incentive Plan.................      (480)               (148)               (392)
  Amortization of Long-Term
     Incentive Plan deferred
     compensation expense...........       201                 271                 738
                                      --------            --------            --------
  Balance at end of year............      (579)               (300)               (423)
                                      --------            --------            --------
UNEARNED EMPLOYEE STOCK OWNERSHIP
  PLAN COMPENSATION
  Balance at beginning of year......   (19,792)            (15,782)                 --
  Purchase of AIL Technologies,
     Inc............................        --                  --             (17,302)
  Restructuring of EDO Employee
     Stock Ownership Plan...........        --              (4,891)                 --
  Employee Stock Ownership Plan
     shares committed-to-be-
     released.......................     1,251                 881               1,520
                                      --------            --------            --------
  Balance at end of year............   (18,541)            (19,792)            (15,782)
                                      --------            --------            --------
MANAGEMENT GROUP RECEIVABLES
  Balance at beginning of year......      (845)             (1,220)                 --
  Purchase of AIL Technologies,
     Inc............................        --                  --              (1,220)
  Payments received on management
     loans..........................       252                 375                  --
                                      --------            --------            --------
  Balance at end of year............      (593)               (845)             (1,220)
                                      --------            --------            --------
TOTAL SHAREHOLDERS' EQUITY..........  $168,273            $174,498            $ 65,818
                                      ========            ========            ========
COMPREHENSIVE (LOSS) INCOME
  Net earnings......................  $ 10,629            $ 14,952            $  1,321
  Additional minimum pension
     liability, net of income tax
     benefit of $14,316 in 2002 and
     $9,302 in 2001.................   (20,600)            (13,385)                 --
  Unrealized gain on marketable
     securities, net of income tax
     expense of $31 in 2001 and $100
     in 2000........................        --                  61                 194
  Unrealized gain on foreign
     currency.......................        86                  --                  --
                                      --------            --------            --------
  Comprehensive (loss) income.......  $ (9,885)           $  1,628            $  1,515
                                      ========            ========            ========

          See accompanying Notes to Consolidated Financial Statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        EDO CORPORATION AND SUBSIDIARIES

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2002       2001       2000
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES:
  Earnings from operations..................................  $ 10,629   $ 14,679   $  1,321
  Adjustments to earnings to arrive at cash provided by
     operations:
     Depreciation...........................................    10,365      9,686      7,740
     Amortization...........................................       956      1,710      1,701
     Deferred tax (benefit) expense.........................    (2,984)     5,941      1,292
     Write-off of purchased in-process research and
       development..........................................       150         --      6,700
     Real estate tax assessment adjustment..................        --      7,846         --
     Bad debt expense.......................................       407        220        287
     Gain on repurchase of debentures.......................        --       (171)      (215)
     Loss (gain) on sale of property, plant and equipment...        53        (76)        (7)
     Gain on sale of marketable securities..................        --        (81)        --
     Deferred compensation expense..........................       201        271        738
     Non-cash Employee Stock Ownership Plan compensation
       expense..............................................     4,043      1,781      1,843
     Dividends on unallocated Employee Stock Ownership Plan
       shares...............................................       312         80         --
     Non-cash compensation expense..........................        --        276         --
     Common shares issued for directors' fees...............       142        157        126
     Income tax benefit from stock options and Long-Term
       Incentive Plan.......................................       713      1,118         42
     Cumulative effect of a change in accounting
       principle............................................     3,363         --         --
     Changes in operating assets and liabilities, excluding
       effects of acquisitions:
       Accounts receivable..................................    (2,519)   (10,753)    (4,388)
       Inventories..........................................    (2,926)     2,033     (2,214)
       Prepayments and other assets.........................       220       (629)    (1,825)
       Accounts payable, accrued liabilities and other......     5,217     (4,974)   (11,923)
       Contract advances and deposits.......................     3,575    (15,017)     8,116
                                                              --------   --------   --------
Cash provided by operations.................................    31,917     14,097      9,334
INVESTING ACTIVITIES:
  Purchase of plant and equipment...........................    (7,093)   (14,298)    (3,861)
  Payments received on notes receivable.....................       350        347        168
  Proceeds from sale of property, plant and equipment.......         1        280      4,569
  Purchase of marketable securities.........................        (3)       (59)      (818)
  Sale or redemption of marketable securities...............        --     14,455      2,541
  Proceeds from sale of discontinued operations.............        --         --      8,641
  Restricted cash...........................................   (27,347)        --         --
  Cash paid for acquisitions, net of cash acquired..........   (59,024)   (13,938)   (15,004)
                                                              --------   --------   --------
Cash used by investing activities...........................   (93,116)   (13,213)    (3,764)

                        EDO CORPORATION AND SUBSIDIARIES

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2002       2001       2000
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
FINANCING ACTIVITIES:
  Issuance of convertible subordinated notes................   137,800         --         --
  Proceeds from exercise of stock options...................       486      1,892         97
  Proceeds from management group receivables................       252        375         --
  Proceeds from sale of stock in public offering, net of
     expenses...............................................        --     81,491         --
  Borrowings under revolver.................................        --     20,800      9,000
  Repayments of borrowings under revolver...................        --    (20,800)   (18,000)
  Repayments of long-term debt..............................        --    (17,300)    (3,570)
  Repurchase of debentures..................................        --     (3,184)    (1,879)
  Purchase of treasury shares...............................        --     (1,020)        --
  Payment of EDO ESOP loan obligation.......................        --     (4,891)        --
  Payment made on note payable..............................      (500)      (500)      (500)
  Payment of common share cash dividends....................    (2,360)    (1,920)    (1,428)
  Payment of preferred share cash dividends.................        --       (194)      (881)
                                                              --------   --------   --------
Cash provided (used) by financing activities................   135,678     54,749    (17,161)
                                                              --------   --------   --------
Net increase (decrease) in cash and cash equivalents........    74,479     55,633    (11,591)
Cash and cash equivalents at beginning of year..............    57,841      2,208     13,799
                                                              --------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $132,320   $ 57,841   $  2,208
                                                              ========   ========   ========
Supplemental disclosures:
  Cash paid for:
     Interest...............................................  $  3,878   $  2,166   $  3,500
     Income taxes...........................................  $ 14,063   $  5,913   $  3,756
                                                              ========   ========   ========

          See accompanying Notes to Consolidated Financial Statements.

                        EDO CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2002, 2001 AND 2000

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) PRINCIPLES OF CONSOLIDATION AND BUSINESS

     The   consolidated  financial  statements  include   the  accounts  of  EDO
Corporation and all wholly-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

     The  Company operates in three  segments: Defense, Communications and Space
Products,  and  Engineered  Materials.  The  Company  discontinued  its   former
satellite products business (Barnes Engineering Company) in 1999.

(b) RESTRICTED CASH

     At December 31, 2002, there is restricted cash of $27.3 million, which relates to amounts collateralizing the outstanding letters of credit assumed as part of the acquisition of Condor Systems, Inc. (Note 2). As the letters of credit expire or are cancelled, collateral is released. On November 8, 2002, the Company increased its credit facility from $69.0 million to $140.0 million and again, on December 20, 2002, from $140.0 million to $200.0 million, which will allow the Company to replace the letters of credit under the amended facility and release the restricted cash.

(c) CASH EQUIVALENTS

     The Company considers all securities with an original maturity of three months or less at the date of acquisition to be cash equivalents.

(d) REVENUE RECOGNITION

     Sales under long-term, fixed-price contracts, including pro-rata profits, are generally recorded based on the relationship of costs incurred to date to total projected final costs or, alternatively, as deliveries and other milestones are achieved or services are provided. These projections are revised throughout the lives of the contracts. Adjustments to profits resulting from such revisions are made cumulative to the date of change and may affect current period earnings.

     Gross profit is affected by a variety of factors, including the mix of products, systems and services sold or provided, production efficiencies, price competition and general economic conditions. Estimated losses on long-term contracts are recorded when identified. Sales under cost reimbursement contracts are recorded as costs are incurred. Sales on other than long-term contract orders (principally commercial products) are recorded as shipments are made.

(e) INVENTORIES

     Inventories under long-term contracts and programs reflect all accumulated production costs, including factory overhead, initial tooling and other related costs (including general and administrative expenses relating to certain of the Company's defense contracts), less the portion of such costs charged to cost of sales. Inventory costs in excess of amounts recoverable under contracts and which relate to a specific technology or application and which may not have alternative uses are charged to cost of sales when such circumstances are identified. All other inventories are stated at the lower of cost (principally first-in, first-out method) or market.

     From time to time, the Company manufactures certain products prior to receiving firm contracts in anticipation of future demand. Such costs are inventoried and are incurred to help maintain stable and efficient production schedules.

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

     Several   factors  may  influence  the  sale   and  use  of  the  Company's
inventories, including the decision to exit a product line, technological change, new product development and/or revised estimates of future product demand. If inventory is determined to be overvalued due to one or more of the above factors, the Company would recognize such loss in value at the time of such determination.

     Under the contractual arrangements by which progress payments are received, the United States Government has a title to or a security interest in the inventories identified with related contracts.

(f) LONG-LIVED ASSETS, OTHER THAN GOODWILL AND OTHER INTANGIBLES

     Property, plant and equipment are stated at cost. Depreciation and amortization have been provided primarily using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or their respective lease periods.

     In those cases where the Company determines that the useful life should be shortened, the Company would depreciate the net book value in excess of salvage value over its revised remaining useful life thereby increasing depreciation expense. Factors such as technological advances, changes to the Company's business model, changes in the Company's capital strategy, changes in the planned use of equipment, fixtures, software or changes in the planned use of facilities could result in shortened useful lives.

     Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the undiscounted cash flows, excluding interest, is less than the asset's carrying value, the Company recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset.

     The estimate of cash flow is based upon, among other things, certain assumptions about expected future operating performance. The Company's estimates of undiscounted cash flow may differ from actual cash flow due to such factors as those listed above.

     Costs associated with the acquisition and development of software for internal use are recognized in accordance with Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." In 2002 and 2001, the Company capitalized approximately $0.3 million and $1.7 million, respectively, of such costs. These costs are being amortized on a straight-line basis over a period of four years.

     Deferred financing costs are amortized on a straight-line basis over the life of the related financing. The unamortized balances of $5.5 million and $0.5 million are included in other assets at December 31, 2002 and 2001, respectively.

(g) BUSINESS COMBINATIONS AND GOODWILL AND OTHER INTANGIBLE ASSETS

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") Nos. 141, "Business Combinations," and 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. SFAS No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives and requires that these assets be reviewed for impairment at least annually. Intangible assets with definite lives will continue to be amortized over their estimated useful lives. SFAS No. 142 was adopted by the Company effective January 1, 2002; however, the provisions that provide for the non-amortization of goodwill were effective July 1, 2001 for acquisitions completed after the issuance of SFAS No. 141. Accordingly, the

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

goodwill acquired in connection with the purchase of Dynamic Systems, Inc. in October 2001 and Condor Systems, Inc. in July 2002 is not being amortized.

     Impairment indicators include, among other conditions, cash flow deficits, an historic or anticipated decline in revenue or operating profit, adverse legal or regulatory developments, accumulation of costs significantly in excess of amounts originally expected to acquire the asset and a material decrease in the fair value of some or all of the assets.

     The Company performed the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002, using the two-step process prescribed in SFAS No. 142. The first step was a review for potential impairment, while the second step measured the amount of the impairment. The impairment charge resulting from these transitional impairment tests was reflected as a cumulative effect of a change in accounting principle as of January 1, 2002. The $3.4 million charge, net of a tax benefit of $0.8 million, occurred in the Engineered Materials segment and is comprised of $2.2 million and $1.9 million of impaired goodwill and trademark, respectively, related to the acquisition of Specialty Plastics and $0.1 million of impaired goodwill related to the acquisition of Zenix. In the case of Zenix, the trend in sales and earnings performance has been lower than expected resulting in the impairment of the entire goodwill carrying value. In the case of Specialty Plastics, the fair value of this reporting unit was estimated using a discounted cash flow analysis, also resulting in an impairment loss of the entire goodwill carrying value.

     The changes in the carrying amount of goodwill by segment for the year ended December 31, 2002 are as follows:

                                                         COMMUNI-
                                                          CATIONS
                                                         AND SPACE   ENGINEERED
                                               DEFENSE   PRODUCTS    MATERIALS     TOTAL
                                               -------   ---------   ----------   -------
                                                             (IN THOUSANDS)
Balance as of January 1, 2002................  $20,600    $   --      $ 2,274     $22,874
Impairment loss..............................       --        --       (2,274)     (2,274)
Acquisition of Condor Systems, Inc...........   37,060     3,692           --      40,752
                                               -------    ------      -------     -------
Balance as of December 31, 2002..............  $57,660    $3,692      $    --     $61,352
                                               =======    ======      =======     =======

     Summarized below are intangible assets subject to amortization as of December 31:

                                                               2002     2001
                                                              -------   -----
                                                              (IN THOUSANDS)
Capitalized non-compete agreements related to the
  acquisition of Dynamic Systems, Inc. .....................  $   200   $ 200
Capitalized technical rights related to the acquisition of
  Zenix.....................................................       --     300
Purchased technologies related to the acquisition of Condor
  Systems, Inc. ............................................   11,648      --
Other intangible assets related to the acquisition of Condor
  Systems, Inc. ............................................      916      --
                                                              -------   -----
                                                               12,764     500
Less accumulated amortization...............................     (897)   (175)
                                                              -------   -----
                                                              $11,867   $ 325
                                                              =======   =====

     The non-compete agreements and the other intangible assets are being amortized on a straight-line basis over a two-year period. The purchased technologies are being amortized on a straight-line basis over an eight-year period. The amortization expense for the years ended December 31, 2002, 2001 and 2000 amounted to $0.9 million, $0.1 million and $0.1 million, respectively. Amortization expense for 2003, 2004, 2005, 2006,

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

2007 and thereafter related to these intangible assets are estimated to be $2.0 million, $1.7 million, $1.5 million, $1.5 million, $1.5 million and $3.7 million, respectively.

     Since the total trademark carrying amount of $1.9 million was written off in 2002 as part of the cumulative effect of a change in accounting principle, there are no intangible assets other than goodwill not subject to amortization as of December 31, 2002.

     Net earnings for the year ended December 31, 2001 included goodwill and trademark amortization expense of approximately $0.9 million before tax. Excluding this amount net of tax would have resulted in basic net earnings per common share and diluted net earnings per common share of $1.18 and $1.13, respectively, for the year ended December 31, 2001. Net earnings for the year ended December 31, 2000 included goodwill and trademark amortization expense of $1.0 million before tax. Excluding this amount net of tax would have resulted in basic net earnings per common share and diluted net earnings per common share of $0.10 and $0.10, respectively, for the year ended December 31, 2000.

(h) INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(i) TREASURY SHARES

     Common shares held as treasury shares are recorded at cost, with issuances from treasury recorded at average cost. Treasury shares issued for directors' fees are recorded as an expense for an amount equal to the fair market value of the common shares on the issuance date.

(j) FINANCIAL INSTRUMENTS

     The net carrying value of notes receivable approximates fair value based on current rates for comparable commercial mortgages. The fair value of the Company's 5.25% Convertible Subordinated Notes due 2007 (the "Notes") at December 31, 2002 approximates its carrying value based on recent market transactions. The fair value of the environmental obligation approximates its carrying value since it has been discounted. The fair values of all other financial instruments approximate book values because of the short-term maturities of these instruments.

(k) USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from these and other estimates.

(l) STOCK-BASED COMPENSATION

     The Company accounts for its stock-based compensation plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Under APB No. 25, because the exercise price of the Company's stock options is set equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

(m) ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and on June 15, 2000, issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment to FASB Statement No. 133." These statements establish methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Company adopted these statements in the first quarter of 2001. The effect of the adoption of these statements was not material to the Company's operating results or financial position.

(n) RECLASSIFICATIONS

     Certain reclassifications have been made to prior year presentations to conform to current year presentations.

(o) NEW ACCOUNTING STANDARDS

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations," for a disposal of a segment of a business. The Company adopted SFAS No. 144 as of January 1, 2002. The effect of the adoption of this SFAS was not material to the Company's operating results or financial position.

     On July 30, 2002, the FASB issued SFAS No. 146, "Accounting for Costs associated with Exit or Disposal Activities." SFAS No. 146 requires that a liability be recognized for costs associated with an exit or disposal activity only when the liability is incurred. SFAS No. 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146, effective January 1, 2003, did not have a material effect on the Company's operating results or financial position.

     In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an Amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires more prominent and more frequent disclosures in both annual and interim financial statements about the method of accounting used for stock-based compensation and the effect of the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for years ending after December 15, 2002 and accordingly are reflected in Note 14. Presently, the Company does not plan to voluntarily change its method of accounting for stock-based compensation. However, should the Company change its method of accounting for stock-based compensation in the future, that change would fall under the provisions of SFAS Nos. 123 and 148.

(2) ACQUISITIONS

     On July 26, 2002, the Company acquired substantially all of the assets of Condor Systems, Inc., a privately-held defense electronics company and its domestic subsidiary (together, "Condor") for $61.9 million in cash, in addition to transaction costs of $4.1 million, and the assumption of certain normal employee benefit obligations, certain trade and supplier payables and certain other accrued liabilities primarily related to contract loss reserves. In addition, the Company assumed approximately $28.0 million of outstanding letters of credit and deposited $5.0 million into an escrow account to be released upon settlement of the closing Condor

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

balance sheet. Condor had been operating under protection of Chapter 11 of the U.S. Bankruptcy Code. The acquisition is expected to expand the Company's electronic warfare business in the areas of reconnaissance and surveillance systems. The acquisition was accounted for as a purchase and, accordingly, Condor's operating results are included in the Company's consolidated financial statements since the acquisition date. Condor became part of the Company's Defense and Communications and Space Products segments.

     Associated with the acquisition and included in operating earnings for 2002 is $0.6 million of merger-related costs, of which $0.2 million represents the write-off of purchased in-process research and development ("IPR&D"). This IPR&D was determined by an independent third party appraiser to not have reached technological feasibility and to not have alternative future use. The development project related to detecting and locating weak modulated continuous wave signals.

     Unaudited pro forma results of operations, assuming the acquisition of Condor had been completed at the beginning of each period, which include adjustments to net sales, cost of sales, interest income and expense, amortization expense, purchased IPR&D and other merger-related costs, income tax expense and assuming a retroactive effect of a change in accounting principle upon adoption of SFAS No. 142 are as follows:

                                                                 2002           2001
                                                              -----------    -----------
                                                              (UNAUDITED, IN THOUSANDS,
                                                              EXCEPT PER SHARE AMOUNTS)
Net sales...................................................   $383,057       $337,048
Net earnings (loss) before cumulative effect of a change in
  accounting principle......................................   $ 11,360       $(25,794)
Net earnings (loss) available for common shares.............   $  7,997       $(29,569)
Diluted earnings (loss) per common share....................   $   0.46       $  (2.31)
                                                               ========       ========

     The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had this acquisition been completed at the beginning of the periods, or of the results which may occur in the future.

     The following table summarizes the allocation of the purchase price to the assets acquired and liabilities assumed at the date of acquisition. The excess of the purchase price over the net assets acquired recorded as goodwill, IPR&D and other intangible assets is deductible for tax purposes over 15 years.

                                                               AT JULY 26, 2002
                                                               ----------------
                                                                (IN THOUSANDS)
Current assets..............................................       $ 29,964
Property, plant and equipment...............................          5,543
Goodwill....................................................         40,752
Purchased in-process research and development...............            150
Purchased technologies (eight-year life)....................         11,648
Other intangible assets subject to amortization (two-year
  life).....................................................            916
Other assets................................................             76
Current liabilities.........................................        (22,907)
                                                                   --------
Net assets acquired.........................................       $ 66,142
                                                                   ========

     In October 2001, the Company acquired all of the stock of Dynamic Systems, Inc., a privately-held company based in Alexandria, Virginia, which provides professional and information technology services primarily to the Department of Defense and other government agencies. The acquisition is expected to strengthen and expand the range of services the Company offers to both existing and new customers. The

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

Company paid $13.7 million, including transaction costs and subsequent to a $0.2 million reduction in the purchase price, and accounted for the acquisition as a purchase. Accordingly, the operating results of Dynamic Systems, Inc. have been included in the Company's consolidated financial statements since the date of acquisition. The excess of the purchase price over the fair market value of net assets acquired was approximately $12.2 million, which is not deductible for income tax purposes. On a pro forma basis, had the acquisition taken place as of the beginning of each respective year, the results of operations would not have been materially affected for 2001 and 2000.

     The following table summarizes the allocation of the purchase price to the assets acquired and liabilities assumed at the date of acquisition.

                                                               AT OCTOBER 8, 2001
                                                               ------------------
                                                                 (IN THOUSANDS)
Current assets..............................................        $ 3,250
Property, plant and equipment...............................            363
Goodwill....................................................         12,191
Other intangible assets subject to amortization (two-year
  life).....................................................            200
Other assets................................................            214
Current liabilities.........................................         (2,515)
                                                                    -------
Net assets acquired.........................................        $13,703
                                                                    =======

     In April 2000, a wholly-owned subsidiary of the Company merged with AIL Technologies, Inc. ("AIL") (the "EDO-AIL merger"). In connection with the EDO-AIL merger, the Company issued 6,553,194 of its common shares valued at $39.4 million, and made cash payments aggregating $13.3 million in exchange for all of the outstanding common and preferred shares of AIL. In addition, the Company incurred $2.7 million of transaction costs. The merger was accounted for as a purchase and is included in the Company's results of operations since the date of acquisition. The transaction resulted in goodwill of $3.6 million.

     Associated with this merger and included in operating earnings in 2000 are a $6.7 million write-off of purchased IPR&D, described more fully below, $1.5 million of severance costs and $3.3 million of other merger-related costs. Such costs are included in write-off of purchased in-process research and development and merger-related costs in the accompanying consolidated statements of earnings. The $1.5 million of severance costs pertain to an AIL employee group of approximately 200, all of which was paid as of December 31, 2001.

     The IPR&D related to a project that had not reached technological feasibility and that had no alternative future uses. The amount allocated to the project was expensed as of the date of acquisition. The development project related to a generic satellite subsystem called a Ku-Ku Band Down Converter for a fixed satellite service market. The converter represents a single channel providing signal conversion from uplink frequencies in the 14GHz range to the downlink frequencies in the 12GHz range. The income approach was utilized for the valuation analysis of the IPR&D. This approach focused on the income-producing capability of the asset, which was based on relative market sizes, growth factors and expected trends in technology. This approach also included analysis of the stage of completion of the project, estimating the costs to develop the purchased in-process technology into commercially viable products, estimating the resulting net cash flows from such projects and discounting the net cash flows back to their present value using a rate commensurate with the relative risk levels. The rate used in discounting the net cash flows from the IPR&D was 25%.

     The efforts then required to develop the in-process technology of this project into commercially viable products principally related to the completion of planning, designing, prototyping, and testing functions that are necessary to establish that the down converter produced will meet its design specifications, including

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

technical performance features and function requirements. At the time of the EDO-AIL merger, it was estimated that 90% of the development effort had been completed and the remaining development effort would take approximately six months to complete, with a cost of approximately $1.0 million. This project is now completed resulting in sales in 2001 of Ku-Ku Band Converters.

     Unaudited pro forma results of operations, assuming the EDO-AIL merger had been completed at the beginning of 2000, which include adjustments to interest expense, amortization expense and income tax expense are as follows:

                                                                         2000
                                                               -------------------------
                                                               (UNAUDITED, IN THOUSANDS,
                                                               EXCEPT PER SHARE AMOUNTS)
Net sales from continuing operations........................           $250,080
Net loss from continuing operations available for common
  shares....................................................           $ (1,961)
Basic loss per common share from continuing operations......           $  (0.18)
                                                                       ========

     The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had this merger been completed at the beginning of the period, or of the results which may occur in the future.

     In November 1999, the Company acquired the outstanding stock of M.Technologies Inc., an integrator of aircraft weapons and avionics systems, for $3.0 million in cash paid at closing and a $1.5 million note to be paid over three years. The note payable (fully paid as of December 31, 2002 and $0.5 million at December 31, 2001) has been recorded at its present value in the accompanying consolidated balance sheet at an interest rate of 8%. The acquisition has been accounted for as a purchase, and accordingly, the operating results of M. Technologies have been included in the Company's consolidated financial statements since the date of acquisition. The excess of the purchase price over the fair market value of net assets acquired was approximately $4.4 million.

  SUBSEQUENT EVENTS (UNAUDITED)

     In February 2003, a wholly-owned subsidiary of the Company acquired all of the stock of Advanced Engineering & Research Associates, Inc. ("AERA"), a privately-held company located in Alexandria, Virginia, which provides professional and information technology services primarily to the Department of Defense and other government agencies. The acquisition is expected to strengthen and expand the range of such services the Company offers. The preliminary purchase price was $38.0 million, which included an amount placed in escrow. The acquisition will be accounted for as a purchase, and the operating results of AERA will be included in the Company's consolidated financial statements from the date of the acquisition.

     In March 2003, a wholly-owned subsidiary of the Company acquired all of the stock of Darlington, Inc., a privately-held defense communications company based in Alexandria, Virginia, which designs, manufactures and supports military communications equipment and information networking systems. The acquisition is expected to enhance the Company's existing positions on long-range platforms and programs across the U.S. military services and in particular the U.S. Marine Corps. The preliminary purchase price was $28.5 million, which included an amount placed in escrow. The acquisition will be accounted for as a purchase, and the operating results of Darlington, Inc. will be included in the Company's consolidated financial statements from the date of the acquisition.

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

(3) DISCONTINUED OPERATIONS

     In November 1999, the Board of Directors of the Company approved the decision to sell its satellite products business (Barnes Engineering Company), which sale was completed in January 2000. The Company agreed to indemnify the buyer for certain contract-related costs originally estimated at $2.3 million. In 2001, a change in the estimate of remaining costs to be incurred resulted in earnings from discontinued operations of $0.3 million, net of income taxes.

     The revenues, costs and expenses, assets and liabilities, and cash flows associated with the satellite products business have been excluded from the respective captions in the accompanying consolidated financial statements.

(4) MARKETABLE SECURITIES

     The Company determines the appropriate classification of securities at the time of purchase and reevaluates such designation as of each balance sheet date. All marketable securities are classified as available-for-sale securities. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity. Realized gains and losses, interest and dividends and declines in value judged to be other-than-temporary declines are included in interest income (expense). The cost of securities sold is based on the specific identification method. At December 31, 2002 and 2001, the marketable securities balance represents amounts in mutual funds.

(5) ACCOUNTS AND NOTES RECEIVABLE

     Accounts receivable included $43.0 million and $39.1 million at December 31, 2002 and 2001, respectively, of unbilled revenues. Substantially all of the unbilled balances at December 31, 2002 will be billed and are expected to be collected during 2003. Total billed receivables due from the United States Government, either directly or as a subcontractor to a prime contractor with the Government, were $31.0 million and $26.2 million at December 31, 2002 and 2001, respectively.

     Notes receivable at December 31, 2002 include $1.9 million which relates to the sale of the Company's College Point facility in January 1996, of which $0.4 million is included in current assets. The notes are due in equal quarterly amounts through September 2004 with a final payment of $1.3 million due on December 31, 2004 and bear interest at 7% per annum. The notes receivable are secured by a mortgage on the facility. Also included in notes receivable at December 31, 2002 is $1.1 million related to the sale in June 2000 of certain parcels of land and a building at the Company's Deer Park facility, of which $0.1 million is included in current assets. The gain on the sale was not material as the carrying value approximated the sales value.

(6) INVENTORIES

     Inventories  are summarized by major  classification as follows at December
31:

                                                               2002      2001
                                                              -------   -------
                                                               (IN THOUSANDS)
Raw material and supplies...................................  $ 7,804   $ 6,539
Work-in-process.............................................   22,561    14,680
Finished goods..............................................    2,041     1,718
                                                              -------   -------
                                                              $32,406   $22,937
                                                              =======   =======

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

(7) PROPERTY, PLANT AND EQUIPMENT, NET

     The Company's property, plant and equipment at December 31 and their related useful lives are summarized as follows:

                                                      2002       2001        LIFE
                                                    --------   --------   -----------
                                                      (IN THOUSANDS)
Land..............................................  $ 18,080   $ 18,080
Buildings and improvements........................    33,842     26,297   10-30 years
Machinery and equipment...........................    44,585     45,271    3-19 years
Software..........................................     2,031      1,723     4 years
Leasehold improvements............................    13,150     10,934   Lease terms
                                                    --------   --------
                                                     111,688    102,305
Less accumulated depreciation and amortization....   (47,216)   (40,050)
                                                    --------   --------
                                                    $ 64,472   $ 62,255
                                                    ========   ========

(8) ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at December 31:

                                                               2002      2001
                                                              -------   -------
                                                               (IN THOUSANDS)
Employee compensation and benefits..........................  $16,744   $13,664
Deferred revenue and accrual for future costs related to
  acquired contracts........................................   11,562        --
Income taxes payable........................................    3,991     5,096
Accrued interest............................................    1,782        --
Warranty....................................................    1,622       803
Current portion of environmental obligation.................      250       395
Indemnification liability...................................       --        80
Other.......................................................   19,497    14,616
                                                              -------   -------
                                                              $55,448   $34,654
                                                              =======   =======

(9) LONG-TERM DEBT AND CREDIT FACILITY

 CREDIT FACILITY

     At December 31, 2002, the Company has a $200.0 million credit facility with a consortium of banks, led by Citibank, N.A. as the administrative agent, Fleet National Bank as the syndication agent and Wachovia Bank, N.A. as the documentation agent. The facility expires in November 2005 and amended the $69.0 million credit facility in place at December 31, 2001. In connection with the amended facility, $1.2 million of deferred finance costs are included in other assets on the accompanying consolidated balance sheet and are being amortized using the straight-line method over the term of the agreement.

     The credit facility provides sub-limits of borrowing up to $125.0 million for acquisition-related financing and up to $125.0 million in standby letters of credit financing. The potential cash borrowing under the facility is reduced by the amount of outstanding letters of credit. Borrowings under the facility will be priced initially at LIBOR plus a predetermined amount, ranging from 1.25% to 1.75%, depending on the Company's consolidated leverage ratio at the time of the borrowing. At December 31, 2002, LIBOR was approximately

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

1.4% and the applicable adjustment to LIBOR was 1.25%. The facility requires the Company to pay each lender in the consortium a commitment fee on the average daily unused portion of their respective commitment at a rate equal to 0.25%.

     There were no direct borrowings outstanding under the credit facility at December 31, 2002 or 2001. Letters of credit outstanding at December 31, 2002 pertaining to the credit facility were $31.5 million, resulting in $93.5 million available for additional letters of credit, if needed.

     In connection with the credit facility, the Company is required to maintain both financial and non-financial covenants and ratios, including but not limited to minimum tangible net worth plus subordinated debt, leverage ratio, fixed charge coverage ratio, earnings before interest and taxes to interest expense ratio, total unsubordinated debt to tangible net worth, net income and dividends. As of December 31, 2002, the Company was in compliance with its covenants. The credit facility is secured by the Company's accounts receivables, inventory and machinery and equipment.

 5.25% CONVERTIBLE SUBORDINATED NOTES DUE 2007

     In April 2002, the Company completed its offering of $137.8 million of 5.25% Convertible Subordinated Notes due 2007 and received $133.7 million, net of commissions paid. Interest payments on the Notes are due April 15 and October 15 of each year, commencing on October 15, 2002. Accrued interest payable, included in accrued liabilities on the accompanying consolidated balance sheet, at December 31, 2002 was $1.5 million.

     In connection with the offering of the Notes, there are $4.1 million of unamortized debt issuance costs at December 31, 2002, which are included in other assets on the accompanying consolidated balance sheet and are being amortized using the straight-line method through April 2007.

     The Notes are convertible, unless previously redeemed or repurchased by the Company, at the option of the holder at any time prior to maturity, into the Company's common stock at an initial conversion price of $31.26 per share, subject to adjustment in certain events. As of December 31, 2002, there had been no such conversions.

 7% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2011

     During the fourth quarter of 2001, the Company redeemed all of its outstanding 7% Convertible Subordinated Debentures due 2011 (the "Debentures"). As a result of the redemption, $22.1 million face value of the Debentures were converted into 1,005,250 common shares and $0.2 million face value were redeemed for cash. During 2001, the Company also purchased $3.4 million of the Debentures for $3.2 million and recognized a gain of $0.2 million, which is included in other non-operating income in the accompanying consolidated statement of earnings.

(10) EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     The Company sponsored two employee stock ownership plans: the existing EDO Employee Stock Ownership Plan ("EDO ESOP"); and the AIL Employee Stock Ownership Plan ("AIL ESOP") that was acquired in connection with the EDO-AIL merger. These two plans were merged into a single plan effective as of January 1, 2001 ("merged ESOP"), and the preferred shares from the EDO ESOP were converted into 1,067,281 common shares as of March 8, 2001. The merged ESOP provides retirement benefits to substantially all employees.

     Prior to the EDO-AIL merger, the EDO ESOP was being accounted for under Statement of Position ("SOP") No. 76-3, "Accounting Practices for Certain Employee Stock Ownership Plans" and the AIL ESOP was being accounted for under SOP No. 93-6, "Employers' Accounting for Employee Stock

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

Ownership Plans." The merged ESOP is being accounted for under SOP No. 93-6. Accordingly, 328,993 unallocated shares of common stock related to the EDO ESOP and now held by the merged ESOP are not considered outstanding for the purposes of computing earnings per share in 2002 and 2001, respectively. In prior years, such shares were considered outstanding in accordance with SOP No. 76-3.

     As of June 30, 2001, the merged ESOP restructured its indirect loan from the Company to extend the maturity date to December 31, 2017. As part of this restructuring, the EDO ESOP bank loan obligation was paid in full on July 30, 2001.

     As quarterly payments are made under the indirect loan, unallocated common shares in the merged ESOP are committed-to-be-released. The allocation to participants is based on (i) a match of 50% of the first 6% of the participants' 401(k) contributions; (ii) $600 per participant; and (iii) any remaining distribution is based on participants' relative compensation. The cost basis of the unearned/unallocated shares is initially recorded as a reduction to shareholders' equity. Compensation expense is recorded based on the market value of the Company's common shares as they are committed-to-be-released. The difference between the market value and the cost basis of the shares is recorded as additional paid-in capital. Dividends on unallocated shares are recorded as compensation expense.

     In 2002, 2001 and 2000, respectively, non-cash ESOP compensation expense recorded by the Company amounted to $4.0 million, $1.8 million and $1.8 million. At December 31, 2002, there are 2,500,188 unearned/unallocated shares which have an aggregate market value of $52.0 million and 1,751,605 allocated shares. Total principal and interest payments made in 2002 and 2001 under the merged ESOP indirect loan amounted to $1.7 million and $1.1 million, respectively.

     A discussion of each plan prior to the merger follows.

  EDO ESOP

     During 1988, the EDO Employee Stock Ownership Trust ("EDO ESOT") purchased 89,772 preferred shares from the Company for approximately $19.2 million. The preferred shares were being allocated to employees on the basis of compensation. The preferred shares provided for dividends of 8% per annum, which were deductible by the Company for Federal and state income tax purposes. The tax benefit that was attributable to unallocated preferred shares was reflected as an increase to retained earnings. Each unallocated preferred share was convertible at its stated conversion rate into 10 common shares. Allocated preferred shares were convertible at the greater of the stated conversion rate or the fair value of each preferred share divided by the current market price of each common share. The EDO ESOT purchased the preferred shares from the Company using the proceeds of a bank borrowing guaranteed by the Company. The EDO ESOT serviced this obligation with the dividends received on the preferred shares and any additional contributions from the Company as required. Principal and interest payments on the note of the EDO ESOT were to be made in quarterly installments through 2003. Interest was charged at 82% of the prime lending rate. During 2001 and 2000, respectively, the Company's cash contributions and dividends on the preferred shares were used to repay principal of $0.9 million and $1.6 million and pay interest of $0.2 million and $0.5 million. During 2001 and 2000, respectively, cash contributions of $0.7 million and $1.2 million were made to the EDO ESOP and were recorded as compensation expense.

     The EDO ESOT's borrowing guaranteed by the Company was reflected as a liability on the consolidated balance sheets with an equal amount as a reduction to shareholders' equity, offsetting the increase in the capital stock accounts. As the principal portion of the note was repaid, the liability and the EDO ESOT loan obligation, included in shareholder's equity, were reduced concurrently.

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

  AIL ESOP

     The AIL ESOP held AIL common shares prior to the EDO-AIL merger which were converted to EDO common shares. The cost basis of the unearned AIL ESOP shares were recorded as a reduction to shareholders' equity, offsetting the increase in the capital stock accounts. As AIL ESOP shares were committed-to-be-released to plan participants, the earned AIL ESOP shares were released from the unearned AIL ESOP shares account based on the cost of the shares to the AIL ESOP. The allocation to participants was based on (i) $600 per employee at the market value of the common shares and (ii) pro rata based on compensation. Compensation expense was recorded based on the market value of the Company's common shares. The Company recorded the difference between the market value of the shares committed-to-be-released and the cost of these shares to the AIL ESOP to additional paid-in capital.

     In 2000, the Company recorded compensation expense of approximately $1.8 million subsequent to the EDO-AIL merger and contributed approximately $2.0 million to the AIL ESOP to cover the AIL ESOP's indirect loan service requirements.

(11) INCOME TAXES

     The 2002, 2001 and 2000 significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                             2002      2001     2000
                                                            -------   ------   ------
                                                                 (IN THOUSANDS)
Federal
  Current.................................................  $10,659   $2,345   $3,042
  Deferred................................................   (2,503)   5,598    1,313
                                                            -------   ------   ------
                                                            $ 8,156   $7,943   $4,355
                                                            -------   ------   ------
State
  Current.................................................  $ 2,667   $1,097   $  683
  Deferred................................................     (481)     170      226
                                                            -------   ------   ------
                                                            $ 2,186   $1,267   $  909
                                                            -------   ------   ------
Total.....................................................  $10,342   $9,210   $5,264
                                                            =======   ======   ======

     The reconciliation of income tax attributable to continuing operations computed at the U.S. Federal tax rate to income tax expense is:

                                                              PERCENT OF PRETAX
                                                                   EARNINGS
                                                              ------------------
                                                              2002   2001   2000
                                                              ----   ----   ----
Tax at statutory rate.......................................  35.0%  35.0%  35.0%
State taxes, net of Federal benefit.........................   5.0    3.0    3.6
Write-off of purchased in-process research and
  development...............................................    --     --   35.6
Non-deductible goodwill amortization........................    --    1.0    3.9
Non-cash ESOP compensation expense..........................   3.0    0.5    1.0
Foreign sales benefit.......................................  (1.4)  (1.4)  (2.1)
Other, net..................................................   0.9    0.5    2.9
                                                              ----   ----   ----
Effective income tax rate...................................  42.5%  38.6%  79.9%
                                                              ====   ====   ====

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

     The significant components of deferred tax assets and liabilities as of December 31 are as follows:

                                                               2002      2001
                                                              -------   -------
                                                               (IN THOUSANDS)
DEFERRED TAX ASSETS
Retirement plans' additional minimum liability..............  $23,617   $ 9,302
Post-retirement benefits obligation other than pensions.....    5,001     5,091
Deferred revenue............................................      980       873
Deferred compensation.......................................    2,843     2,612
Inventory valuation.........................................    2,242     1,777
Other.......................................................       99       281
                                                              -------   -------
Total deferred tax assets...................................   34,782    19,936
                                                              =======   =======
DEFERRED TAX LIABILITIES
Depreciation and amortization...............................    7,946     7,964
Prepaid pension asset.......................................    3,175     5,619
Identifiable intangible asset...............................       --       782
                                                              -------   -------
Total deferred tax liabilities..............................   11,121    14,365
                                                              -------   -------
Net deferred tax asset......................................  $23,661   $ 5,571
                                                              =======   =======

(12) SHAREHOLDERS' EQUITY

     On October 31, 2001, the Company completed the public sale of 3,716,100 of its common shares and received net proceeds of approximately $81.5 million.

     At various times beginning in 1983, the Board of Directors has authorized and subsequently increased by amendments, a plan to purchase an aggregate amount of 4,190,000 common shares. As of December 31, 2002, the Company had acquired approximately 4,091,000 common shares in open market transactions at prevailing market prices. Approximately 4,026,000 of these shares have been used for various purposes, including: conversion of preferred shares; contributions of common shares to the EDO ESOP; grants pursuant to the Company's Long-Term Incentive Plans; payment of directors' fees; partial payment of a 50% stock dividend; and stock options exercised. As of December 31, 2002 and 2001, respectively, the Company held 94,322 and 182,459 common shares in its treasury for future use.

     At December 31, 2002, the Company had reserved 6,161,473 authorized and unissued common shares for stock option and long-term incentive plans and conversion of the Notes.

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

(13) EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                           2002      2001      2000
                                                          -------   -------   -------
                                                                (IN THOUSANDS)
Numerator:
  Earnings from continuing operations available for
     common shares for basic calculation................  $10,629   $14,485   $   440
  Effect of dilutive securities:
     Convertible debentures.............................       --       998        --
     Convertible preferred shares.......................       --         5       119
                                                          -------   -------   -------
  Numerator for diluted calculation.....................  $10,629   $15,488   $   559
                                                          =======   =======   =======
Denominator:
  Denominator for basic calculation.....................   17,080    12,776     9,601
  Effect of dilutive securities:
     Stock options......................................      299       270        68
     Convertible preferred shares.......................       --       153       993
     Convertible debentures.............................       --     1,055        --
                                                          -------   -------   -------
  Denominator for diluted calculation...................   17,379    14,254    10,662
                                                          =======   =======   =======

     The assumed conversion of the Notes was anti-dilutive for 2002. The assumed conversion of the Debentures was anti-dilutive for 2000.

(14) STOCK PLANS

     The Company has granted nonqualified stock options to officers, directors and other key employees under plans approved by the shareholders in 2002 for the purchase of its common shares at the fair market value of the common shares on the dates of grant. Options under the 2002 Long-Term Incentive Plan ("LTIP") generally become exercisable on the third anniversary of the date of the grant and expire on the tenth anniversary of the date of the grant. The 2002 LTIP will expire in 2012. Options under the 2002 Non-Employee Director Stock Option Plan ("NEDSOP"), which pertains only to non-employee directors, are immediately exercisable and expire on the tenth anniversary of the date of the grant. The 2002 NEDSOP will also expire in 2012.

     Changes in options outstanding are as follows:

                                                     2002                      2001                    2000
                                          --------------------------   ---------------------   ---------------------
                                          WEIGHTED-                    WEIGHTED-               WEIGHTED-
                                           AVERAGE        SHARES        AVERAGE     SHARES      AVERAGE     SHARES
                                          EXERCISE       SUBJECT       EXERCISE     SUBJECT    EXERCISE     SUBJECT
                                            PRICE       TO OPTION        PRICE     TO OPTION     PRICE     TO OPTION
                                          ---------   --------------   ---------   ---------   ---------   ---------
Beginning of year.......................   $ 7.75         805,876        $6.46      848,211      $6.61      612,350
Options granted.........................    26.72         327,850         9.76      275,350       6.58      428,121
Options exercised.......................     6.98         (69,433)        6.02     (314,458)      4.87      (19,775)
Options expired/cancelled...............    22.02          (7,150)        7.08       (3,227)      7.46     (172,485)
                                           ------       ---------        -----     --------      -----     --------
End of year.............................   $13.59       1,057,143        $7.75      805,876      $6.46      848,211
                                           ------       ---------        -----     --------      -----     --------
Exercisable at year end.................   $10.70         490,243        $6.76      455,426      $6.03      517,795
                                           ======       =========        =====     ========      =====     ========

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

     The options outstanding as of December 31, 2002 are summarized as follows:

                                                   WEIGHTED-       NUMBER OF      WEIGHTED-
RANGE OF                                            AVERAGE         OPTIONS        AVERAGE
EXERCISE PRICES                                  EXERCISE PRICE   OUTSTANDING   REMAINING LIFE
---------------                                  --------------   -----------   --------------
$ 3.07-5.69....................................      $3.96            35,500       2 years
  6.13-9.60....................................       7.89           694,668       7 years
 17.10-31.40...................................      26.74           326,975       9 years
                                                                   ---------
                                                                   1,057,143
                                                                   =========

     The 2002 plan also provides for restricted common share long-term incentive awards as defined under the plan. As of December 31, 2002 plan participants had been awarded 392,000 restricted common shares. Deferred compensation is recorded for the fair value of the restricted common share awards on the date of grant and is amortized over the five-year period the related services are provided. The amount charged to operations in 2002, 2001 and 2000 was $0.2 million, $0.3 million and $0.7 million, respectively. As of December 31, 2002, 696,141 shares are available for additional awards.

     The per share weighted-average fair value of stock options granted was $15.28, $4.88 and $3.22 in 2002, 2001 and 2000, respectively, on the dates of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 2002 -- expected dividend yield of 1%, risk free interest rate of 4.8%, expected stock volatility of 51%, and an expected option life of 7 1/2 years; 2001 -- expected dividend yield of 1%, risk free interest rate of 4.9%, expected stock volatility of 47%, and an expected option life of 7 1/2 years; and 2000 -- expected dividend yield of 1.3%, risk free interest rate of 6.5%, expected stock volatility of 42%, and an expected option life of 7 1/2 years. The Company applies APB Opinion No. 25 in accounting for its stock option grants and, accordingly, no compensation cost has been recognized in the consolidated financial statements for its stock options which have exercise prices equal to or greater than the fair values of the common shares on the dates of the grant. Had the Company determined compensation cost based on the fair values at the grant dates for its stock options under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's earnings from continuing operations, and basic and diluted earnings from continuing operations per common share would have been reduced to the pro forma amounts indicated below:

                                                            2002      2001      2000
                                                           -------   -------   ------
                                                                 (IN THOUSANDS,
                                                           EXCEPT PER SHARE AMOUNTS)
Earnings:
  As reported............................................  $10,629   $14,679   $1,321
  Stock option compensation expense based on fair value
     method, net of tax..................................   (1,155)     (475)    (186)
                                                           -------   -------   ------
  Pro forma..............................................  $ 9,474   $14,204   $1,135
Basic earnings per common share:
  As reported............................................  $  0.62   $  1.14   $ 0.05
  Pro forma..............................................     0.55      1.10     0.03
Diluted earnings per common share:
  As reported............................................  $  0.61   $  1.09   $ 0.05
  Pro forma..............................................     0.55      1.05     0.03
                                                           =======   =======   ======

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

(15) OTHER EMPLOYEE BENEFIT PLANS

  DEFINED BENEFIT PLANS

     The Company maintains a noncontributory defined benefit pension plan covering substantially all of its employees. In November 2002, the plan was amended whereby benefits accrued under the plan were frozen as of December 31, 2002. The Company's funding policy is to make annual contributions to the extent such contributions are actuarially determined and tax deductible.

     In 2002, the Company recorded pension expense of $6.0 million, which includes a curtailment loss of $2.0 million resulting from the aforementioned amendment to the plan. In 2001 and 2000, the Company recorded pension income of $2.8 million and $4.6 million, respectively. The expected long-term rate of return on plan assets was 9.5% in 2002 and 2001 and 9% in 2000. For 2003 pension expense, the expected return on plan assets has been reduced to 8.75%. The actuarial computations assumed a discount rate on benefit obligations at December 31, 2002 and 2001 of 6.75% and 7.25%, respectively. The assumed rate of compensation increase of 4.95% for 2002 and 2001 approximated the Company's previous experience. No compensation increase will be assumed after 2002 due to the aforementioned freezing of the plan. The assets of the pension plan consist primarily of equity and fixed income securities, which are readily marketable.

     A summary of the components of net periodic pension (expense) income follows:

                                                         2002       2001       2000
                                                       --------   --------   --------
                                                               (IN THOUSANDS)
Service cost.........................................  $ (4,353)  $ (3,693)  $ (2,819)
Interest on projected benefit obligation.............   (15,091)   (14,281)   (11,361)
Expected return on plan assets.......................    17,217     20,820     17,616
Amortization of transitional assets..................        --          8          8
Amortization of prior service cost...................      (261)       (85)      (101)
Recognized net actuarial (loss) gain.................    (1,476)        --      1,277
Curtailment loss.....................................    (1,998)        --         --
                                                       --------   --------   --------
Net pension (expense) income.........................  $ (5,962)  $  2,769   $  4,620
                                                       ========   ========   ========

     The following sets forth the funded status of the plan as of December 31:

                                                                2002       2001
                                                              --------   --------
                                                                (IN THOUSANDS)
Change in projected benefit obligation:
Projected benefit obligation at beginning of year...........  $214,273   $196,700
Service cost................................................     4,353      3,693
Interest cost...............................................    15,091     14,281
Benefits paid...............................................   (17,279)   (12,228)
Actuarial loss..............................................        12     11,827
Effect of curtailment.......................................   (19,262)        --
                                                              --------   --------
Projected benefit obligation at end of year.................  $197,188   $214,273
                                                              --------   --------

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

                                                                2002       2001
                                                              --------   --------
                                                                (IN THOUSANDS)
Change in plan assets:
Fair value of plan assets at beginning of year..............  $187,350   $214,418
Actual loss on plan assets..................................   (21,436)   (14,840)
Benefits paid...............................................   (17,279)   (12,228)
                                                              --------   --------
Fair value of plan assets at end of year....................  $148,635   $187,350
                                                              --------   --------
Funded status...............................................  $(48,553)  $(26,923)
Unrecognized net loss.......................................    55,432     37,505
Unrecognized prior service cost.............................        --      2,259
                                                              --------   --------
Prepaid pension cost........................................  $  6,879   $ 12,841
                                                              ========   ========

     In accordance with the provisions of SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits," since the curtailment of $19.3 million did not exceed the previous unrecognized net loss, no portion of the $19.3 million curtailment was recognized in earnings for 2002. Accordingly, the remaining unrecognized net loss will be accounted for in future pension plan expense consistent with SFAS No. 87, "Employers' Accounting for Pensions."

     Due to the lower discount rate and a decline in the fair market value of plan assets during 2002 and 2001, the accumulated benefit obligation at December 31, 2002 and 2001 exceeded the fair value of plan assets by $48.6 million and $11.3 million, respectively. Consequently, a net of tax comprehensive loss of $19.8 million and $12.9 million was charged against shareholders' equity in 2002 and 2001, respectively. Amounts recognized in the consolidated balance sheets at December 31 are as follows:

                                                                2002       2001
                                                              --------   --------
                                                                (IN THOUSANDS)
Prepaid pension cost (included in other assets).............  $  6,879   $ 12,841
Intangible asset (included in other assets).................  $     --   $  2,259
Additional minimum liability (included in post-retirement
  benefits obligations).....................................  $(55,432)  $(24,094)
Accumulated other comprehensive loss (included in
  shareholders' equity).....................................  $ 55,432   $ 21,835
                                                              --------   --------

  NON-QUALIFIED PLANS

     The Company has a supplemental defined benefit plan for substantially all employees under which employees may receive an amount by which benefits earned under the pension plan exceed the limitations imposed by the Internal Revenue
Code. The Company also has a supplemental retirement plan for officers and certain employees. Benefits are based on years of service and certain compensation that is excluded under the qualified plan.

     Total expenses under the non-qualified plans in 2002, 2001 and 2000 were $1.4 million, $0.7 million and $0.9 million, respectively. The supplemental plans of EDO and AIL were combined in 2001.

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

     A summary of the components of net periodic pension expense follows:

                                                                   2002
                                                              --------------
                                                              (IN THOUSANDS)
Service cost................................................      $  190
Interest on projected benefit obligation....................         815
Amortization of transitional assets.........................          32
Amortization of prior service cost..........................         141
Recognized net actuarial loss...............................         225
                                                                  ------
Net pension expense.........................................      $1,403
                                                                  ======

     Summarized below is the funded status of the combined supplemental plans as of December 31:

                                                                2002       2001
                                                              --------   --------
                                                                (IN THOUSANDS)
Change in projected benefit obligation:
Projected benefit obligation at beginning of year...........  $ 11,538   $  9,747
Service cost................................................       190         84
Interest cost...............................................       815        700
Benefits paid...............................................      (847)      (760)
Actuarial loss..............................................       951        297
Plan amendments.............................................       400      1,470
                                                              --------   --------
Projected benefit obligation at end of year.................  $ 13,047   $ 11,538
                                                              --------   --------
Change in plan assets:
Fair value of plan assets at beginning of the year..........  $     --   $     --
Employer contribution.......................................       847        760
Benefits paid...............................................      (847)      (760)
                                                              --------   --------
Fair value of plan assets at end of year....................  $     --   $     --
                                                              --------   --------
Funded status...............................................  $(13,047)  $(11,538)
Unrecognized net loss.......................................     4,204      3,525
Unrecognized prior service cost.............................     1,684      1,377
Unrecognized net obligation.................................        10         42
                                                              --------   --------
Accrued benefit cost........................................  $ (7,149)  $ (6,594)
                                                              ========   ========

     Due to the lower discount rate during 2002 and 2001, the accumulated benefit obligation at December 31, 2002 and 2001 exceeded the fair value of plan assets by $11.0 million and $8.9 million, respectively. Consequently, a net of tax comprehensive loss of $0.8 million and $0.5 million was charged against

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

shareholders' equity in 2002 and 2001, respectively. Amounts recognized in the consolidated balance sheets at December 31 are as follows:

                                                               2002      2001
                                                              -------   -------
                                                               (IN THOUSANDS)
Accrued benefit cost (included in post-retirement benefits
  obligation)...............................................  $(7,149)  $(6,594)
Intangible asset (included in other assets).................  $ 1,694   $ 1,419
Additional minimum liability (included in post-retirement
  benefits obligations).....................................  $(3,864)  $(2,270)
Accumulated other comprehensive loss (included in
  shareholders' equity).....................................  $ 2,170   $   851
                                                              =======   =======

  401(K) PLANS

     In 2000, there were four 401(k) plans sponsored by the Company covering substantially all employees. These plans were merged as of January 1, 2001. The current merged plan provides for matching by the Company of 50% of the first 6% of employee contributions. The match is provided in the Company's common stock under the ESOP plan. In 2000, matching contributions under the original plans were not material.

(16) POST-RETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

     The Company provides certain health care and life insurance benefits to qualified retired employees and dependents at certain locations. These benefits are funded as benefits are provided, with the retiree paying a portion of the cost through contributions, deductibles and coinsurance provisions. The Company has always retained the right to modify or terminate the plans providing these benefits.

     In accordance with SFAS No. 106, "Employers' Accounting for Post-Retirement Benefits Other Than Pensions," the Company recognizes these benefit expenses on an accrual basis as the employees earn them during their employment rather than when they are actually paid.

  EDO POST-RETIREMENT BENEFIT PLAN

     Post-retirement health care and life insurance expense (income) included the following components:

                                                              2002   2001    2000
                                                              ----   -----   ----
                                                                (IN THOUSANDS)
Service cost................................................  $ --   $  69   $ 57
Interest cost...............................................   171     229    239
Curtailment gain............................................    --    (929)    --
                                                              ----   -----   ----
Total post-retirement health care and life insurance expense
  (income)..................................................  $171   $(631)  $296
                                                              ====   =====   ====

     In 2001, the Company recognized a curtailment gain as a result of a plan amendment whereby coverage will not be provided for future retirees.

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

     The funded status of the EDO post-retirement health care and life insurance benefits plan is as follows as of December 31:

                                                               2002     2001
                                                              ------   ------
                                                              (IN THOUSANDS)
Change in accumulated post-retirement benefit obligation:
  Accumulated benefit obligation at beginning of year.......  $2,317   $3,227
  Service cost..............................................      --       69
  Interest cost.............................................     171      229
  Benefits paid.............................................    (448)    (354)
  Participant contributions.................................      31       32
  Actuarial loss............................................      42       43
  Effect of curtailment.....................................      --     (929)
                                                              ------   ------
Unfunded accumulated post-retirement benefit obligation at
  end of year...............................................  $2,113   $2,317
Unrecognized net gain.......................................      39       81
                                                              ------   ------
Accrued post-retirement benefit cost........................  $2,152   $2,398
                                                              ======   ======

     Actuarial assumptions used in determining the accumulated post-retirement benefit obligation include a discount rate of 6.75% and 7.25% at December 31, 2002 and 2001, respectively, and estimated increases in health care costs. The Company has limited its increase in health care costs to 5% per year by requiring the retirees to absorb any costs in excess of 5% and has used such rate to measure its obligation.

  AIL POST-RETIREMENT BENEFIT PLAN

     Post-retirement expense included in the consolidated financial statements comprised the following:

                                                              2002    2001   2000
                                                              -----   ----   ----
                                                                (IN THOUSANDS)
Service cost................................................  $ 313   $ 86   $ 53
Interest cost...............................................    431    663    468
Recognized net actuarial gain...............................   (269)   (11)    --
                                                              -----   ----   ----
Total post-retirement expense...............................  $ 475   $738   $521
                                                              =====   ====   ====

     The funded status of the AIL post-retirement benefit plan is as follows as of December 31:

                                                               2002      2001
                                                              -------   -------
                                                               (IN THOUSANDS)
Change in accumulated post-retirement benefit obligation:
Accumulated benefit obligation..............................  $ 8,737   $ 8,876
Service cost................................................      313        86
Interest cost...............................................      431       663
Benefits paid...............................................     (449)     (591)
Actuarial loss (gain).......................................    2,739      (297)
                                                              -------   -------
Unfunded accumulated post-retirement benefit obligation at
  end of year...............................................  $11,771   $ 8,737
Unrecognized (loss) gain....................................   (1,725)    1,282
                                                              -------   -------
Accrued post-retirement benefit cost........................  $10,046   $10,019
                                                              =======   =======

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

     Actuarial assumptions used in determining the accumulated post-retirement benefit obligation include a discount rate of 6.75% and 7.25% at December 31, 2002 and 2001, respectively. The accumulated benefit obligation would not be affected by increases in healthcare costs since such costs are funded by the participants.

(17) COMMITMENTS AND CONTINGENCIES

     The Company is contingently liable under the terms of letters of credit aggregating approximately $86.9 million at December 31, 2002, should it fail to perform in accordance with the terms of its contracts with foreign customers.

     At December 31, 2002, the Company and its subsidiaries were obligated under building and equipment leases expiring between 2003 and 2012. The aggregate future minimum lease commitments under those obligations with noncancellable terms in excess of one year are as follows:

     - 2003 - $7,995

     - 2004 - $6,432

     - 2005 - $5,467

     - 2006 - $4,448

     - 2007 - $4,011

     - Thereafter - $18,919

     Rental expense for continuing operations under such leases for the years ended December 31, 2002, 2001 and 2000 amounted to $5.2 million, $4.7 million and $3.9 million, respectively.

(18) LEGAL MATTERS

     The Company and three other companies entered into a consent decree in 1990 with the Federal government for the remediation of a Superfund site. The Superfund site has been divided into three operable units. The consent decree relates to two of the operable units. The third operable unit has not been formally studied and, accordingly, no liability has been recorded by the Company. The Company believes that the aggregate amount of the obligation and timing of cash payments associated with the two operable units subject to the consent decree are reasonably fixed and determinable. Accordingly, the environmental obligation has been discounted at five percent. Management estimates that as of December 31, 2002, the discounted liability over the remainder of the twenty three years related to these two operable units is approximately $2.3 million of which approximately $0.3 million has been classified as current and is included in accrued liabilities. Approximately $0.6 million of the $2.3 million liability will be incurred over the next five years.

     The Company is also involved in other environmental cleanup efforts, none of which management believes is likely to have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

     Additionally, the Company and its subsidiaries are subject to certain legal actions that arise out of the normal course of business. It is management's belief that the ultimate outcome of these actions will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(19) BUSINESS SEGMENTS

     The Company determines its operating segments based upon an analysis of its products and services, production processes, types of customers, economic characteristics and the related regulatory environment,

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

which is consistent with how management operates the Company. The Company's continuing operations are conducted in three business segments: Defense, Communications and Space Products, and Engineered Materials.

     Our Defense segment provides integrated front-line warfighting systems and components including electronic warfare, radar countermeasures systems, reconnaissance and surveillance systems, aircraft weapons suspension and release systems, airborne mine countermeasures systems, integrated combat and sonar systems, command, control and communications systems and professional, operational, technical and information technology services for military forces and governments worldwide. Our Communications and Space Products segment supplies antenna products and ultra-miniature electronics and systems for the remote sensing and electronic warfare industries. Our Engineered Materials segment supplies commercial and military piezo-electric ceramic products and advanced fiber composite structural products for the aircraft, communication, navigation, chemical, petrochemical, paper and oil industries.

     Domestic U.S. Government sales, which include sales to prime contractors of the U.S. Government, amounted to 75%, 69% and 63% of net sales, which were 82%, 77% and 69% of Defense's net sales, 62%, 55% and 66% of Communications and Space Products' net sales and 42%, 41% and 33% of Engineered Materials' net sales for 2002, 2001 and 2000, respectively. Export sales comprised 15%, 15% and 18% of net sales for 2002, 2001 and 2000, respectively. In addition, the Universal Exciter Upgrade program in the Defense segment comprised approximately 14%, 15% and 15% of net sales for 2002, 2001 and 2000, respectively.

     Principal products and services by segment are as follows:

     Defense Segment

     - Electronic Warfare

     - Radar Countermeasures Systems

     - Reconnaissance and Surveillance Systems

     - Aircraft Weapons Suspension and Release Systems

     - Airborne Mine Countermeasures Systems

     - Integrated Combat Systems

     - Command, Control and Communications Systems

     - Undersea Systems

     - Professional, Operational, Technical and Information Technology Services

     Communications and Space Products Segment

     - Antenna Products

     - Communications and Countermeasures Systems

     - Space Products

     Engineered Materials Segment

     - Electro-Ceramic Products

     - Advanced Fiber Composite Structural Products

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

     Information by segment on sales, operating earnings, identifiable assets, depreciation and amortization, and capital expenditures is as follows for each of the three years ended December 31:

                                                         2002       2001       2000
                                                       --------   --------   --------
                                                               (IN THOUSANDS)
Net sales:
  Defense............................................  $243,447   $183,454   $142,044
  Communications and Space Products..................    47,262     39,998     30,027
  Engineered Materials...............................    38,167     36,509     34,751
                                                       --------   --------   --------
                                                       $328,876   $259,961   $206,822
                                                       --------   --------   --------
Operating earnings:
  Defense............................................  $ 28,674   $ 21,927   $ 17,117
  Communications and Space Products..................      (441)      (383)   (11,176)
  Engineered Materials...............................     3,150      4,603      3,298
  Curtailment (loss) gain............................    (1,998)       929         --
                                                       --------   --------   --------
                                                       $ 29,385   $ 27,076   $  9,239
Net interest expense.................................    (4,956)    (2,216)    (2,438)
Other expense, net...................................       (95)      (971)      (216)
                                                       --------   --------   --------
Earnings before income taxes and cumulative effect of
  a change in accounting principle...................  $ 24,334   $ 23,889   $  6,585
                                                       --------   --------   --------
Identifiable assets:
  Defense............................................  $224,017   $129,631   $106,958
  Communications and Space Products..................    40,001     49,769     37,576
  Engineered Materials...............................    28,496     27,690     29,139
  Corporate..........................................   189,060     78,540     40,581
                                                       --------   --------   --------
                                                       $481,574   $285,630   $214,254
                                                       --------   --------   --------
Depreciation and amortization:
  Defense............................................  $  7,440   $  6,081   $  5,047
  Communications and Space Products..................     1,895      2,438      1,960
  Engineered Materials...............................     1,800      2,029      1,882
  Corporate..........................................       186        848        552
                                                       --------   --------   --------
                                                       $ 11,321   $ 11,396   $  9,441
                                                       --------   --------   --------
Capital expenditures:
  Defense............................................  $  3,587   $  7,896   $  1,559
  Communications and Space Products..................       816      4,308        570
  Engineered Materials...............................     1,819      1,479      1,705
  Corporate..........................................       871        615         27
                                                       --------   --------   --------
                                                       $  7,093   $ 14,298   $  3,861
                                                       ========   ========   ========

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

     Merger-related   costs,  including   IPR&D,  attributable   to  the  Condor
acquisition and the EDO-AIL merger are included in the segments as follows:

                                                              2002    2001     2000
                                                              ----   ------   -------
                                                                  (IN THOUSANDS)
Defense.....................................................  $567   $  937   $ 3,342
Communications and Space Products...........................    --      184     7,595
Engineered Materials........................................    --      197       558
                                                              ----   ------   -------
Total.......................................................  $567   $1,318   $11,495
                                                              ====   ======   =======

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

(20) GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

     The Company may, from time to time, issue indebtedness, a condition of which would be the guarantee of this indebtedness by certain of its subsidiaries. Presented below is condensed consolidating financial information for the Company and the contemplated subsidiary guarantors at December 31, 2001 and 2002, and for each of the three years in the period ended December 31, 2002. There were no subsidiaries that would have been non-guarantor subsidiaries for these same periods. Each contemplated subsidiary guarantor is 100% owned, directly or indirectly, by the Company. Any guarantees that may be issued will be full and unconditional, as well as joint and several. In connection with the Company's credit facility, the Company cannot declare or pay any dividend on its outstanding common stock in an amount that exceeds fifty percent of its consolidated net income for the immediately preceding quarter.

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

                                                                                         EDO CORPORATION
                                                                              CONDENSED CONSOLIDATING BALANCE SHEET
                                                                                        DECEMBER 31, 2001

                                                                  EDO Corporation
                                                                  Parent Company     Subsidiary    Eliminations
                                                                      Only           Guarantors     /Reclasses     Consolidated
                                                                  ---------------    ----------    ------------    ------------
ASSETS
Current assets:
Cash and cash equivalents.......................................  $        49,517    $    8,324              --    $     57,841
Marketable securities...........................................              190            --              --             190
Accounts receivable, net........................................           24,390        59,017              --          83,407
Inventories.....................................................            2,038        20,899              --          22,937
Deferred income tax asset, net..................................          (10,406)       13,424              --           3,018
Prepayments and other...........................................            1,079         1,267              --           2,346
                                                                  ---------------    ----------    ------------    ------------
Total current assets............................................           66,808       102,931              --         169,739

Investment in subsidiaries......................................          127,997            --        (127,997)             --
Property, plant and equipment, net..............................            4,146        58,109              --          62,255
Notes receivable................................................            1,825         1,085              --           2,910
Goodwill........................................................               --        22,874              --          22,874
Deferred income tax asset, net..................................            2,553            --              --           2,553
Other assets....................................................           26,527         3,820          (5,048)         25,299
                                                                  ---------------    ----------    ------------    ------------
                                                                  $       229,856    $  188,819    $   (133,045)   $    285,630
                                                                  ===============    ==========    ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities........................  $        17,221    $   30,176              --    $     47,397
Contract advances and deposits..................................           14,568         2,134              --          16,702
Current portion of note payable.................................              463            --              --             463
                                                                  ---------------    ----------    ------------    ------------
Total current liabilities.......................................           32,252        32,310              --          64,562

Deferred income tax liabilities, net............................          (12,227)       12,227              --              --
Post retirement benefits obligations............................           32,593        17,130          (5,048)         44,675
Environmental obligation........................................            1,895            --              --           1,895
Intercompany accounts...........................................               --        70,166         (70,166)             --

Shareholders' equity:
Preferred shares................................................               --            --              --              --
Common shares...................................................           19,790            93             (93)         19,790
Additional paid-in capital......................................          143,747         2,604          (2,604)        143,747
Retained earnings...............................................           47,744        55,258         (55,258)         47,744
Accumulated other comprehensive loss, net of income tax benefit.          (13,385)           --              --         (13,385)
Treasury shares.................................................           (2,461)         (124)            124          (2,461)
Unearned ESOP shares............................................          (19,792)           --              --         (19,792)
Management group receivables....................................               --          (845)             --            (845)
Deferred compensation under Long-Term Incentive Plan............             (300)           --              --            (300)
                                                                  ---------------    ----------    ------------    ------------
Total shareholders' equity......................................          175,343        56,986         (57,831)        174,498
                                                                  ---------------    ----------    ------------    ------------
                                                                  $       229,856    $  188,819    $   (133,045)   $    285,630
                                                                  ===============    ==========    ============    ============

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

                                                                                       EDO CORPORATION
                                                                            CONDENSED CONSOLIDATING BALANCE SHEET
                                                                                      DECEMBER 31, 2002

                                                                  EDO Corporation
                                                                  Parent Company     Subsidiary
                                                                      Only           Guarantors    Eliminations    Consolidated
                                                                  ---------------    ----------    ------------    ------------
ASSETS
Current assets:
Cash and cash equivalents.......................................  $       115,160    $   17,160              --    $    132,320
Restricted cash.................................................           27,347            --              --          27,347
Marketable securities...........................................              193            --              --             193
Accounts receivable, net........................................           24,587        76,001               6         100,594
Inventories.....................................................            1,092        31,314              --          32,406
Deferred income tax asset, net..................................          (10,202)       13,424              --           3,222
Prepayments and other...........................................            1,296         1,837              --           3,133
                                                                  ---------------    ----------    ------------    ------------
Total current assets............................................          159,473       139,736               6         299,215

Investment in subsidiaries......................................          192,099            --        (192,099)             --
Property, plant and equipment, net..............................            5,495        58,977              --          64,472
Notes receivable................................................            1,525         1,031              --           2,556
Goodwill........................................................               --        61,352              --          61,352
Other intangible assets, net....................................               --        11,867              --          11,867
Deferred income tax asset, net..................................           20,439            --              --          20,439
Other assets....................................................           20,467         1,206              --          21,673
                                                                  ---------------    ----------    ------------    ------------
                                                                  $       399,498    $  274,169    $   (192,093)   $    481,574
                                                                  ===============    ==========    ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities........................  $        23,438    $   51,112    $          6    $     74,556
Contract advances and deposits..................................           11,085         9,192              --          20,277
                                                                  ---------------    ----------    ------------    ------------
Total current liabilities.......................................           34,523        60,304               6          94,833

Long-term debt..................................................          137,800            --              --         137,800
Deferred income tax liabilities, net............................          (12,227)       12,227              --              --
Post retirement benefits obligations............................           68,597        10,046              --          78,643
Environmental obligation........................................            2,025            --              --           2,025
Intercompany accounts...........................................               --       111,690        (111,690)             --

Shareholders' equity:
Preferred shares................................................               --            --              --              --
Common shares...................................................           19,790            93             (93)         19,790
Additional paid-in capital......................................          147,091        14,708         (14,708)        147,091
Retained earnings...............................................           56,325        65,732         (65,732)         56,325
Accumulated other comprehensive loss, net of income tax benefit.          (33,985)           86              --         (33,899)
Treasury shares.................................................           (1,321)         (124)            124          (1,321)
Unearned ESOP shares............................................          (18,541)           --              --         (18,541)
Management group receivables....................................               --          (593)             --            (593)
Deferred compensation under Long-Term Incentive Plan............             (579)           --              --            (579)
                                                                  ---------------    ----------    ------------    ------------
Total shareholders' equity......................................          168,780        79,902         (80,409)        168,273
                                                                  ---------------    ----------    ------------    ------------
                                                                  $       399,498    $  274,169    $   (192,093)   $    481,574
                                                                  ===============    ==========    ============    ============

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000

                                                                                         EDO CORPORATION
                                                                           CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                                                                               FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                  EDO Corporation
                                                                  Parent Company     Subsidiary
                                                                      Only           Guarantors    Eliminations    Consolidated
                                                                  ---------------    ----------    ------------    ------------
Continuing Operations:
Net Sales........................................................ $        74,614    $  134,308    $     (2,100)   $    206,822

Costs and expenses:..............................................
Cost of sales....................................................          54,374        99,238          (2,100)        151,512
Selling, general and administrative..............................           4,234        24,971              --          29,205
Research and development.........................................           1,877         3,494              --           5,371
Write-off of purchased in-process research and development and
  merger-related costs...........................................           4,795         6,700              --          11,495
                                                                  ---------------    ----------    ------------    ------------
                                                                           65,280       134,403          (2,100)        197,583

                                                                  ---------------    ----------    ------------    ------------
Operating Earnings...............................................           9,334           (95)             --           9,239

Non-operating income (expense)
Interest income..................................................           1,428           453              --           1,881
Interest expense.................................................          (2,500)       (1,819)             --          (4,319)
Other, net.......................................................            (382)          166              --            (216)
                                                                  ---------------    ----------    ------------    ------------
                                                                           (1,454)       (1,200)             --          (2,654)

Earnings (loss) from continuing operations before income taxes...           7,880        (1,295)             --           6,585
Income tax expense...............................................           4,641           623              --           5,264
                                                                  ---------------    ----------    ------------    ------------
Earnings from continuing operations..............................           3,239        (1,918)             --           1,321
Equity in undistributed loss of subsidiaries.....................          (1,918)           --           1,918              --
                                                                  ---------------    ----------    ------------    ------------
Net earnings (loss).............................................. $         1,321    $   (1,918)   $      1,918    $      1,321
                                                                  ===============    ==========    ============    ============

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000


                                                                                           EDO CORPORATION
                                                                            CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                                                                                 FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                  EDO Corporation
                                                                  Parent Company     Subsidiary
                                                                      Only           Guarantors    Eliminations    Consolidated
                                                                  ---------------    ----------    ------------    ------------
Continuing Operations:
Net Sales                                                         $        86,752    $  181,406    $     (8,197)   $    259,961

Costs and expenses:
Cost of sales ..................................................           62,392       135,538          (8,197)        189,733
Selling, general and administrative ............................            4,351        29,662              --          34,013
Research and development .......................................            3,803         4,947              --           8,750
Write-off of merger-related costs ..............................            1,318            --              --           1,318
Postretirement curtailment gain ................................             (929)           --              --            (929)
                                                                  ---------------    ----------    ------------    ------------
                                                                           70,935       170,147          (8,197)        232,885

                                                                  ---------------    ----------    ------------    ------------
Operating Earnings .............................................           15,817        11,259              --          27,076

Non-operating income (expense)
Interest income ................................................              670           245              --             915
Interest expense ...............................................           (2,456)         (675)             --          (3,131)
Other, net .....................................................             (955)          (16)             --            (971)
                                                                  ---------------    ----------    ------------    ------------
                                                                           (2,741)         (446)             --          (3,187)

Earnings from continuing operations before income taxes ........           13,076        10,813              --          23,889
Income tax expense .............................................            4,940         4,270              --           9,210
                                                                  ---------------    ----------    ------------    ------------
Earnings from continuing operations ............................            8,136         6,543              --          14,679
Equity in undistributed earnings of subsidiaries ...............            6,543            --          (6,543)             --
                                                                  ---------------    ----------    ------------    ------------
                                                                           14,679         6,543          (6,543)         14,679
Discontinued operations ........................................              273            --              --             273

                                                                  ---------------    ----------    ------------    ------------
Net earnings ...................................................  $        14,952    $    6,543    $     (6,543)   $     14,952
                                                                  ===============    ==========    =============   ============

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000


                                                                                          EDO CORPORATION
                                                                           CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
                                                                                 FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                    EDO Corporation
                                                                    Parent Company     Subsidiary
                                                                        Only           Guarantors    Eliminations    Consolidated
                                                                    ---------------    ----------    ------------    ------------
Continuing Operations:
Net Sales .......................................................   $        87,154    $  254,772    $    (13,050)   $    328,876

Costs and expenses:
Cost of sales ...................................................            68,827       185,073         (13,050)        240,850
Selling, general and administrative .............................             5,891        41,693              --          47,584
Research and development ........................................             3,698         4,794              --           8,492
Write-off of purchased in-process research and development and
 acquisition-related costs ......................................                42           525              --             567
Defined benefit pension plan curtailment loss ...................             1,998            --              --           1,998
                                                                    ---------------    ----------    ------------    ------------
                                                                             80,456       232,085         (13,050)        299,491
                                                                    ---------------    ----------    ------------    ------------
Operating Earnings ..............................................             6,698        22,687              --          29,385

Non-operating income (expense)
Interest income..................................................             1,515           214              --           1,729
Interest expense.................................................            (6,685)           --              --          (6,685)
Other, net.......................................................              (301)          206              --             (95)
                                                                    ---------------    ----------    ------------    ------------
                                                                             (5,471)          420              --         (5,051)

Earnings from continuing operations before income taxes..........             1,227        23,107              --          24,334
Income tax expense...............................................             1,048         9,294              --          10,342
                                                                    ---------------    ----------    ------------    ------------
Earnings from continuing operations..............................               179        13,813              --          13,992
Equity in undistributed earnings of subsidiaries.................            10,450            --         (10,450)             --
                                                                    ---------------    ----------    ------------    ------------
                                                                             10,629        13,813         (10,450)         13,992
Cumulative effect of a change in accounting principle, net of tax                --        (3,363)             --          (3,363)
                                                                    ---------------    ----------    ------------    ------------
Net earnings.....................................................   $        10,629    $   10,450    $    (10,450)   $     10,629
                                                                    ===============    ==========    =============   ============

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000


                                                                                         EDO CORPORATION
                                                                         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                               FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                  EDO Corporation
                                                                  Parent Company     Subsidiary
                                                                      Only           Guarantors    Eliminations    Consolidated
                                                                  ---------------    ----------    ------------    ------------

Operating Activities:
Earnings (loss) from operations ..............................    $         1,321    $   (1,918)   $      1,918    $      1,321
Adjustments to earnings (loss) to arrive at cash provided by operations:
Depreciation .................................................              1,475         6,265              --           7,740
Amortization .................................................                475         1,226              --           1,701
Deferred tax expense .........................................              1,292            --              --           1,292
Write-off of purchased in-process research and development ...                 --         6,700              --           6,700
Bad debt expense .............................................                  4           283              --             287
Gain on repurchase of debentures .............................               (215)           --              --            (215)
Gain on sale of property, plant and equipment ................                 --            (7)             --              (7)
Deferred compensation expense ................................                738            --              --             738
Non-cash Employee Stock Ownership Plan compensation expense ..                 --         1,843              --           1,843
Common shares issued for directors' fees .....................                126            --              --             126
Income tax benefit from stock options and Long-Term Incentive
  Plan .......................................................                 42            --              --              42
Changes in operating assets and liabilities, excluding effects of acquisitions:
Equity in loss of subsidiaries ...............................              1,918            --          (1,918)             --
Intercompany .................................................            (11,153)       11,153              --              --
Accounts receivable ..........................................             (1,280)       (3,108)             --          (4,388)
Inventories ..................................................              2,136        (4,350)             --          (2,214)
Prepayments and other assets .................................             (4,621)        2,796              --          (1,825)
Accounts payable, accrued liabilities and other ..............                908       (12,831)             --         (11,923)
Contract advances and deposits ...............................              8,136           (20)             --           8,116

                                                                  ---------------    ----------    ------------    ------------
Cash provided by operations ..................................              1,302         8,032              --           9,334

Investing Activities:
Purchase of plant and equipment ..............................             (1,070)       (2,791)             --          (3,861)
Payments received on notes receivable  .......................                150            18              --             168
Proceeds from sale of property, plant and equipment ..........                 12         4,557              --           4,569
Purchase of marketable securities ............................               (818)           --              --            (818)
Sale or redemption of marketable securities ..................              2,541            --              --           2,541
Proceeds from sale of discontinued operations ................              8,641            --              --           8,641
Cash paid for acquisitions, net of cash acquired .............            (15,004)           --              --         (15,004)

                                                                  ---------------    ----------    ------------    ------------
Cash (used) provided by investing activities .................             (5,548)        1,784              --          (3,764)

Financing Activities:
Proceeds from exercise of stock options ......................                 97            --              --              97
Borrowings under revolver ....................................                 --         9,000              --           9,000
Repayments of borrowings under revolver ......................                 --       (18,000)             --         (18,000)
Repayments of long-term debt .................................                 --        (3,570)             --          (3,570)
Repurchase of debentures .....................................             (1,879)           --              --          (1,879)
Payment made on note payable .................................               (500)           --              --            (500)
Payment of common share cash dividends .......................             (1,428)           --              --          (1,428)
Payment of preferred share cash dividends ....................               (881)           --              --            (881)

                                                                  ---------------    ----------    ------------    ------------
Cash used by financing activities ............................             (4,591)      (12,570)             --         (17,161)

                                                                  ---------------    ----------    ------------    ------------
Net decrease in cash and cash equivalents ....................             (8,837)       (2,754)             --         (11,591)

Cash and cash equivalents at beginning of year ...............             13,099           700              --          13,799

                                                                  ---------------    ----------    ------------    ------------
Cash and cash equivalents at end of year .....................    $         4,262    $   (2,054)   $         --    $      2,208
                                                                  ===============    ===========   ============    ============

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000


                                                                                          EDO CORPORATION
                                                                         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                                FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                  EDO Corporation
                                                                  Parent Company     Subsidiary
                                                                      Only           Guarantors    Eliminations    Consolidated
                                                                  ---------------    ----------    ------------    ------------
Operating Activities:
Earnings from operations......................................... $        14,679    $    6,543    $     (6,543)   $     14,679
Adjustments to earnings to arrive at cash (used) provided by operations:
Depreciation.....................................................           1,529         8,157              --           9,686
Amortization.....................................................             717           993              --           1,710
Deferred tax expense.............................................           5,941                                         5,941
Real estate tax assessment adjustment............................              --         7,846              --           7,846
Bad debt expense.................................................              30           190              --             220
Gain on repurchase of debentures.................................            (171)           --              --            (171)
Gain on sale of property, plant and equipment....................              --           (76)             --             (76)
Gain on sale of marketable securities............................             (81)           --              --             (81)
Deferred compensation expense....................................             271            --              --             271
Non-cash Employee Stock Ownership Plan compensation expense......           1,781            --              --           1,781
Dividends on unallocated Employee Stock Ownership Plan shares....              80            --              --              80
Non-cash compensation expense....................................             276            --              --             276
Common shares issued for directors' fees.........................             157            --              --             157
Income tax benefit from stock options and Long-Term Incentive
  Plan...........................................................           1,118            --              --           1,118
Changes in operating assets and liabilities, excluding effects of acquisitions:
Equity in earnings of subsidiaries...............................          (6,543)           --           6,543              --
Intercompany.....................................................         (12,383)       12,383              --              --
Accounts receivable..............................................          (2,880)       (7,873)             --         (10,753)
Inventories......................................................           4,352        (2,319)             --           2,033
Prepayments and other assets.....................................          (6,243)        5,614              --            (629)
Accounts payable, accrued liabilities and other..................            (890)       (4,084)             --          (4,974)
Contract advances and deposits...................................         (12,713)       (2,304)             --         (15,017)

                                                                  ---------------    ----------    ------------    ------------
Cash (used) provided by operations...............................         (10,973)       25,070              --          14,097

Investing Activities:
Purchase of plant and equipment..................................          (1,754)      (12,544)             --         (14,298)
Payments received on notes receivable............................             300            47              --             347
Proceeds from sale of property, plant and equipment..............              --           280              --             280
Purchase of marketable securities................................             (59)           --              --             (59)
Sale or redemption of marketable securities......................          14,455            --              --          14,455
Cash paid for acquisitions, net of cash acquired.................         (13,938)           --              --         (13,938)

                                                                  ---------------    ----------    ------------    ------------
Cash used by investing activities................................            (996)      (12,217)             --         (13,213)

Financing Activities:
Proceeds from exercise of stock options..........................           1,892            --              --           1,892
Proceeds from management group receivables.......................              --           375              --             375
Proceeds from sale of stock in public offering, net of expenses..          81,491            --              --          81,491
Borrowings under revolver........................................          20,800            --              --          20,800
Repayments of borrowings under revolver..........................         (20,800)           --              --         (20,800)
Repayments of long-term debt.....................................         (14,450)       (2,850)             --         (17,300)
Repurchase of debentures.........................................          (3,184)           --              --          (3,184)
Purchase of treasury shares......................................          (1,020)           --              --          (1,020)
Payment of EDO ESOP loan obligation..............................          (4,891)           --              --          (4,891)
Payment made on note payable.....................................            (500)           --              --            (500)
Payment of common share cash dividends...........................          (1,920)           --              --          (1,920)
Payment of preferred share cash dividends........................            (194)           --              --            (194)

                                                                  ---------------    ----------    ------------    ------------
Cash provided (used) by financing activities.....................          57,224        (2,475)             --          54,749

                                                                  ---------------    ----------    ------------    ------------
Net increase in cash and cash equivalents........................          45,255        10,378              --          55,633

Cash and cash equivalents at beginning of year...................           4,262        (2,054)             --           2,208

                                                                  ---------------    ----------    ------------    ------------
Cash and cash equivalents at end of year......................... $        49,517    $    8,324    $         --    $     57,841
                                                                  ===============    ==========    ============    ============

                        EDO CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2002, 2001 AND 2000


                                                                                         EDO CORPORATION
                                                                         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                                FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                  EDO Corporation
                                                                  Parent Company     Subsidiary
                                                                      Only           Guarantors    Eliminations    Consolidated
                                                                  ---------------    ----------    ------------    ------------

Operating Activities:
Earnings from continuing operations............................   $        10,629    $   10,450    $    (10,450)   $     10,629
Adjustments to earnings to arrive at cash provided by
 continuing operations:
Depreciation...................................................             1,751         8,614              --          10,365
Amortization...................................................                --           956              --             956
Deferred tax benefit...........................................            (2,984)           --              --          (2,984)
Write-off of purchased in-process research and development.....                --           150              --             150
Bad debt expense...............................................                --           407              --             407
Loss on sale of property, plant and equipment..................                --            53              --              53
Deferred compensation expense..................................               201            --              --             201
Non-cash Employee Stock Ownership Plan compensation expense....             4,043            --              --           4,043
Dividends on unallocated Employee Stock Ownership Plan shares..               312            --              --             312
Common shares issued for directors' fees.......................               142            --              --             142
Income tax benefit from stock options and Long-Term Incentive
  Plan.........................................................               713            --              --             713
Cumulative effect of a change in accounting principle..........             3,363            --              --           3,363
Changes in operating assets and liabilities, excluding effects of acquisitions:
Equity in earnings of subsidiaries.............................           (10,450)           --          10,450              --
Intercompany...................................................             1,412        (1,412)             --              --
Accounts receivable............................................              (197)       (2,322)             --          (2,519)
Inventories....................................................               944        (3,870)             --          (2,926)
Prepayments and other assets...................................             3,859        (3,639)             --             220
Accounts payable, accrued liabilities and other................             9,136        (3,919)             --           5,217
Contract advances and deposits.................................            (3,484)        7,059              --           3,575

                                                                  ---------------    ----------    ------------    ------------
Cash provided by operations....................................            19,390        12,527              --          31,917

Investing Activities:
Purchase of plant and equipment................................            (3,099)       (3,994)             --          (7,093)
Payments received on notes receivable..........................               300            50              --             350
Proceeds from sale of property, plant and equipment............                --             1              --               1
Purchase of marketable securities..............................                (3)           --              --              (3)
Restricted cash................................................           (27,347)           --              --         (27,347)
Cash paid for acquisitions, net of cash acquired...............           (59,024)           --              --         (59,024)

                                                                  ---------------    ----------    ------------    ------------
Cash used by investing activities..............................           (89,173)       (3,943)             --         (93,116)

Financing Activities:
Issuance of convertible subordinated notes.....................           137,800            --              --         137,800
Proceeds from exercise of stock options........................               486            --              --             486
Proceeds from management group receivables.....................                --           252              --             252
Payment made on note payable...................................              (500)           --              --            (500)
Payment of common share cash dividends.........................            (2,360)           --              --          (2,360)
Payment of preferred share cash dividends......................                                                              --

                                                                  ---------------    ----------    ------------    ------------
Cash provided by financing activities..........................           135,426           252              --         135,678

                                                                  ---------------    ----------    ------------    ------------
Net increase in cash and cash equivalents......................            65,643         8,836              --          74,479

Cash and cash equivalents at beginning of year.................            49,517         8,324              --          57,841

                                                                  ---------------    ----------    ------------    ------------
Cash and cash equivalents at end of year.......................   $       115,160    $   17,160    $         --    $    132,320
                                                                  ===============    ==========    ============    ============

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
EDO Corporation

     We have audited the accompanying consolidated balance sheets of EDO Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EDO Corporation and subsidiaries at December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 1(g) to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill to conform with Statement of Financial Accounting Standard No. 142,"Goodwill and Other Intangible Assets."

                                                           /s/ Ernst & Young LLP

New York, New York
February 11, 2003